INTER PARFUMS, INC.
551 FIFTH AVENUE
NEW YORK, NEW YORK 10176

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 20, 2005

    To the Shareholders of Inter Parfums, Inc.:

    The annual meeting of shareholders of Inter Parfums, Inc. (the "company") will be held at our offices at 551 Fifth Avenue, New York, New York 10176 on July 20, 2005 at 10:00 A.M., New York City Time, for the following purposes:

1. To elect a board of directors consisting of eleven (11) directors to hold office until our next annual meeting and until their successors shall have been elected and qualified; and

2. To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

    The board of directors has fixed the close of business on June 15, 2005 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to July 20, 2005.

By Order of our board of directors

Dated: June 17, 2005	Michelle Habert, Secretary

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

INTER PARFUMS, INC.

PROXY STATEMENT

GENERAL

    This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of its shareholders being held on July 20, 2005 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the "company," "us" or "our" refers to Inter Parfums, Inc.

    This proxy statement will be mailed to shareholders beginning approximately June 17, 2005. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company's Secretary or by a shareholder voting in person at the annual meeting.

    All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted
  FOR the election of the eleven (11) directors referred to in this proxy statement.
    In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

    A copy of the company's annual report for fiscal year ended December 31, 2004, which contains financial statements audited by the company's independent registered public accounting firms, is being mailed to the company's shareholders along with this proxy statement.

    We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report. In addition to solicitation of the proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF

    Our board of directors fixed the close of business on June 15, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

    As of May 18, 2005, there were 20,179,160 shares of the our common stock were outstanding. Each share of the our common stock will entitle the holder of such share to one vote. None of the company's shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

    The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked "abstain," as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the annual meeting.

    The eleven (11) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of our board of directors. Other matters that may submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

    Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. LV Capital USA, Inc. and Messrs. Jean Madar and Philippe Benacin have entered into a Shareholders' Agreement relating to certain corporate governance issues, including granting two seats on the Board of directors to designees of LV Capital USA, Inc. Messrs. Jean Madar and Philippe Benacin and LV Capital USA, Inc. have each agreed to vote for each others nominees for directors. As Messrs. Madar and Benacin and LV Capital USA, Inc. beneficially own more than 50% of the outstanding shares of the Inter Parfums' common stock, Inter Parfums is considered a "controlled company" under the applicable rules of The Nasdaq Stock Market.

    With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

    Members of our management have been informed that our controlling shareholders intend to vote in favor of all of the nominees for directors and therefore, they are all likely to be elected. We know of no business other than the election of directors that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

    The following table sets forth information about each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock. As of May 18, 2005, there were 20,179,160 shares of common stock outstanding. Unless otherwise noted, each shareholder listed below has sole voting power and sole investment power with respect to the securities shown opposite their names in the table below as of May 18, 2005.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]	Approximate Percent of Class
Jean Madar c/o Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008 Paris, France	6,198,531[2]	30.2%
Philippe Benacin c/o Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008 Paris, France	6,198,250[3]	30.2%
LV Capital USA, Inc. 19 East 57th Street New York, NY 10022	3,436,050[4]	17.9%

1  All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Jean Madar, the Chairman of the board and Chief Executive Officer of Inter Parfums, Inc. (the "company"), Philippe Benacin, the Vice Chairman of the board and President of the company, and LV Capital USA, Inc., an indirect subsidiary of LVMH Moet Hennessy Louis Vuitton, S.A., have entered into a Shareholders' Agreement dated 22 November 1999 relating to certain corporate governance issues, including the agreement to vote for Jean Madar, Philippe Benacin and six (6) nominees of Messrs. Madar and Benacin, and two (2) designees of LV Capital USA, Inc., as directors of the company. As Messrs. Madar and Benacin and LV Capital USA, Inc. beneficially own more than 50% of the outstanding shares of the Inter Parfums' common stock, Inter Parfums is considered a "controlled company" under the applicable rules of The Nasdaq Stock Market.
2  Consists of 5,948,531 shares held directly and options to purchase 250,000 shares.
3  Consists of 5,948,250 shares held directly and options to purchase 250,000 shares.
4  Based upon information contained in amendment 4 to Schedule 13D of LVMH Moet Hennessy Louis Vuitton, S.A. dated December 7, 2004.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

General

    The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. During fiscal year ended December 31, 2004, our board of directors consisted of eleven (11) persons, Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Francois Heilbronn, Joseph A. Caccamo, Jean Levy, Robert Bensoussan-Torres, Daniel Piette, Jean Cailliau, Philippe Santi and Serge Rosinoer, who were elected by the shareholders at the company's last annual meeting of shareholders held in August 2004. All eleven (11) current board members are nominees for re-election to the board at the 2005 annual meeting.

    Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

Board of Directors

    Our board of directors has the responsibility for establishing broad corporate policies and for the overall performance of our company. Although certain directors are not involved in day-to-day operating details, members of the board are kept informed of our business by various reports and documents made available to them. Our board of directors held nineteen (19) meetings (or executed consents in lieu thereof), including meetings of committees of the board during 2004, and all of the directors, except Serge Rosinoer, attended at least 75% of the meetings of the board and committee meetings of which they were a member.

    We have adopted a Code of Business Conduct, which is filed with the Securities and Exchange Commission, and we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations.

    During 2004, our board of directors had the following standing committees:
  Audit Committee - The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent registered public accounting firm employed by the Company which prepare or issue an audit report for the Company. During 2004, the Audit Committee consisted of Messrs. Heilbronn, Levy and Bensoussan-Torres.
    The Audit Committee does not have a member who is an "Audit Committee Financial Expert" as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.
  Executive Compensation and Stock Option Committee - The Executive Compensation Committee oversees the compensation of the Company's executives and administers the Company's stock option plans. The members of such committee are Messrs. Heilbronn, Levy and Piette.
    Our Board of Directors does not maintain a standing nominating committee or a committee performing similar functions. In view of the existing shareholders' agreement relating to certain corporate governance issues, including the election of directors, among LV Capital USA, Inc. and Messrs. Jean Madar and Philippe Benacin who beneficially own more than 50% of the outstanding shares of the Inter Parfums' common stock, our Board of Directors does not believe it necessary for the Company to have such a committee. Also as a "controlled company" under the applicable rules of The Nasdaq Stock Market, we are exempt from the nominating committee requirements. Our Board of Directors as a group agreed to nominate the same members of the board who had served last year.

    Our policy with respect to receipt of communications from our shareholders is as follows. All shareholder communications for the entire board or for individual directors are to be sent to Mr. Russell Greenberg, Executive Vice President, and Chief Financial Officer, at our offices in New York City. The communications can be sent through our website, in writing, or by telephone. Mr. Greenberg will then provide such communication to the intended recipient and our full board of directors.

    We do not have a standing policy requiring our directors to be present at our annual shareholder meetings. Three of our directors, Messrs. Jean Madar and Russell Greenberg and Joseph A. Caccamo, attended our last annual shareholder meeting held in August 2004.

    The following table sets forth information, as of May 18, 2005 with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than five percent of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. As of May 18, 2005, we had 20,179,160 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[5]	Approximate Percent of Class
Jean Madar c/o Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008 Paris, France	6,198,531[6]	30.2%
Philippe Benacin c/o Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008 Paris, France	6,198,250[7]	30.2%
Russell Greenberg c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	138,750[8]	Less than 1%
Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	22,375[9]	Less than 1%
Joseph A. Caccamo, Esq. Becker & Poliakoff, P.A. 3111 Stirling Road Ft. Lauderdale, FL 33312	12,000[10]	Less than 1%
Jean Levy Chez Axcess Groupe 8 rue de Berri 75008 Paris, France	7,750[11]	Less than 1%
Robert Bensoussan-Torres 7 Beaufort Gardens, Flat 3 London, England SW3 1PT	10,000[12]	Less than 1%
Wayne C. Hamerling c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	108,000[13]	Less than 1%
Daniel Piette L Capital Management 22, avenue Montaigne 75008, Paris, France	5,500[14]	Less than 1%
Jean Cailliau LV Capital 22, avenue Montaigne 75008, Paris, France	5,500[15]	Less than 1%
Philippe Santi Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008, Paris France	32,500[16]	Less than 1%
Serge Rosinoer 14 rue LeSueur 75116 Paris, France	8,700[17]	Less than 1%
Marcella Cacci Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008, Paris France	-0-	NA
Frédéric Garcia-Pelayo Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008, Paris France	-0-	NA
Jack Ayer Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008, Paris France	-0-	NA
Axel Marot Inter Parfums, S.A. 4, Rond Point Des Champs Élysées 75008, Paris France	-0-	NA
LV Capital USA, Inc. 19 East 57th Street New York, NY 10022	3,436,050[18]	17.9%
All Directors and Officers As a Group (14 Persons)	16,183,906[19]	77.1%

5 All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Jean Madar, the Chairman of the Board and Chief Executive Officer of Inter Parfums, Inc. (the "Company"), Philippe Benacin, the Vice Chairman of the Board and President of the Company, and LV Capital USA, Inc., an indirect subsidiary of LVMH Moet Hennessy Louis Vuitton, S.A., have entered into a Shareholders' Agreement dated 22 November 1999 relating to certain corporate governance issues, including the agreement to vote for Jean Madar, Philippe Benacin and six (6) nominees of Messrs. Madar and Benacin, and two (2) designees of LV Capital USA, Inc., as directors of the Company. As Messrs. Madar and Benacin and LV Capital USA, Inc. beneficially own more than 50% of the outstanding shares of the Inter Parfums' common stock, Inter Parfums is considered a "controlled company" under the applicable rules of The Nasdaq Stock Market.
6 Consists of 5,948,531 shares held directly and options to purchase 250,000 shares.
7 Consists of 5,948,250 shares held directly and options to purchase 250,000 shares.
8 Consists of 16,750 shares held directly and options to purchase 122,000 shares.
9 Consists of 16,875 shares held directly and options to purchase 5,500 shares.
10 Consists of shares of common stock underlying options, which are held as nominee for his employer. Beneficial ownership of such shares is disclaimed.
11 Consists of 2,250 shares held directly and options to purchase 5,500 shares.
12 Consists of 4,500 shares held directly and options to purchase 5,500 shares.
13 Consists of shares of common stock underlying options.
14 Consists of shares of common stock underlying options. Beneficial ownership of shares of common stock held by LV Capital USA, Inc. is disclaimed.
15 Consists of shares of common stock underlying options. Beneficial ownership of shares of common stock held by LV Capital USA, Inc. is disclaimed.
16 Consists of shares of common stock underlying options.
17 Consists of 1,700 shares held directly and options to purchase 7,000 shares.
18 Based upon information contained in amendment 4 to Schedule 13D of LVMH Moet Hennessy Louis Vuitton, S.A. dated December 7, 2004.
 19 Consists of 11,938,856 shares held directly, and options to purchase 809,000 shares. It also includes 3,436,050 shares held by LV Capital USA, Inc., an affiliate of LVMH Moet Hennessy Louis Vuitton, S.A.

    With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between any of the company's executive officers or directors.

    The following sets forth biographical information as to the business experience of each executive officer and director of our company for at least the past five years.

Jean Madar

    Jean Madar, age 44, a Director, has been the Chairman of the Board of Directors since the Company's inception, and is a co-founder of the Company with Mr. Benacin. From inception until December 1993 he was the President of the Company; in January 1994 he became Director General of Inter Parfums, S.A., the Company's subsidiary; and in January 1997 he became Chief Executive Officer of the Company. Mr. Madar was previously the managing director of Inter Parfums, S.A., from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Philippe Benacin

    Mr. Benacin, age 46, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of the Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of Inter Parfums, S.A. for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

    Mr. Greenberg, age 48, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to the Board of Directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined the Company in June 1992.

Philippe Santi

    Philippe Santi, age 43 and a Director since December 1999, has been the Director of Finance and the Chief Financial Officer of Inter Parfums, S.A. since February 1995. Mr. Santi became Executive Vice President of Inter Parfums, S.A. in 2004, and is a Certified Accountant and Statutory Auditor in France.

Francois Heilbronn

    Mr. Heilbronn, age 44, a Director since 1988, an independent director, and a member of the audit, and stock option and executive compensation committees, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut D' Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

Joseph A. Caccamo

    Mr. Caccamo, age 50, a Director since 1992, is an attorney with the law firm of Becker & Poliakoff, P.A., our general counsel. A member of both the New York and Florida bars, Mr. Caccamo has been a practicing attorney since 1981, concentrating in the areas of corporate and securities law, and in September 1991 he became our counsel.

Jean Levy

    Jean Levy, age 72, a Director since August 1996, an independent director and a member of the audit and executive compensation and stock option committees, worked for twenty-seven years at L'Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L'Oreal, from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For the more than the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of l'Institut d'Etudes Politiques de Paris, he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at l'Institut d'Etudes Politiques de Paris. He was formerly a director of Zannier Group and Escada Beaute Worldwide and Rallye, S.A. In addition, Mr. Levy was also a director (Chairman of the Board until October 2001) of Financière d'Or, and its subsidiary, Histoire d'Or which is in the retail jewelry business. Mr. Levy was formerly a consultant to Ernst & Young, Paris through 2004. He is currently a board member of Price Minister, an internet based retailer located in Paris.

Robert Bensoussan-Torres

    Robert Bensoussan-Torres, age 47, has been a Director since March 1997, and also is an independent director and a member of the audit committee. In November 2001, he became the Chief Executive Officer of Jimmy Choo Ltd., a luxury shoe and ready to wear accessory company. From 1999 to December 2000, he was the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Mr. Bensoussan-Torres is a Director of Towers Consulting Europe, Ltd. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Haute Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Daniel Piette

    Mr. Piette, age 59, and a director since December 1999, is also a member of the executive compensation and stock option committee of the Board of Directors. The Board considers Mr. Piette to be independent of management, notwithstanding his affiliation with LV Capital USA Inc. Mr. Piette is the President of L Capital Management, a private equity fund sponsored by LVMH Moet Hennessy Louis Vuitton S.A. ("LVMH"), the world's largest luxury goods conglomerate. For the past 12 years, he has been a Group Executive Vice President of LVMH. Mr. Piette is also a non-executive director of D.S. Smith Holdings PLC (London) as well as a member of the Board of Overseers of ESSEC (Paris) and Columbia Business School (New York).

Jean Cailliau

    Mr. Cailliau, age 42, has been a director since December 1999. The Board considers Mr. Cailliau to be independent of management, notwithstanding his affiliation with LV Capital USA Inc. Through June 2001, Mr. Cailliau was the Deputy General Manager of LV Capital SA, the investment arm of LVMH. He is the CEO of LV Capital USA Inc., its United States vehicle. In January 2001 he became a Director of L Capital Management, a private equity fund sponsored by LVMH. For the past 10 years, Mr. Cailliau has held executive positions at LVMH. He is also a Director of various European companies. Mr. Cailliau is an Engineer in Agronomics and has an MBA (1988) from Insead.

Serge Rosinoer

    Mr. Rosinoer, age 73, was appointed to the Board of Directors in December 2000, as an independent director. Mr. Rosinoer has devoted most of his career to the personal care, cosmetics and fragrance industry. In 1978, Mr. Rosinoer joined the Clarins Group as Vice President and Chief Operating Officer where he was largely responsible for its rapid international expansion. As COO, then CEO since 1978, Mr. Rosinoer oversaw the transformation of Clarins into a major force in cosmetics, skin care and fragrance, with annual sales of approximately 600 million Euro and more than 4,000 employees. He retired from active duty in June of 2000, but continues to serve on the board of directors of Clarins. Earlier in his career he was President of Parfums Corday. He also held senior level executive positions at Max Factor, where he had full supervision of that cosmetics company's European production and sales. Mr. Rosinoer has served several terms as President of the French Prestige Cosmetics Association and currently serves as Conseiller du Commerce Extérieur de la France.

Wayne C. Hamerling

    Mr. Hamerling, age 48, is an Executive Vice President in charge of mass market sales of fragrances, cosmetics and health and beauty aids in the United States. Mr. Hamerling, who attended Rutgers University, has over twenty (20) years experience in the fragrance and cosmetic business.

Marcella Cacci

    Marcella Cacci, age 39, becomes the President of Burberry Fragrances, a division of Inter Parfums, S.A. on March 15, 2005. Ms. Cacci is responsible for the strategic direction, management and operational control of Burberry Fragrances. From April 2000 through March 2005, Ms. Cacci was the Senior Vice President of Global Licensing of the Burberry Group. Before joining Burberry, she held the position of Managing Director of Etro North America.

Frédéric Garcia-Pelayo

    Frédéric Garcia-Pelayo, age 46, became the President of the Luxury and Fashion division of Inter Parfums, S.A. in March 2005. He was previously the Director of Marketing and Distribution for Perfume and Cosmetics for Inter Parfums, S.A. and was named Executive Vice President in 2004. Previously Mr. Garcia-Pelayo was the Director of Export Sales of Inter Parfums, S.A. from September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

Jack Ayer

    Jack Ayer, age 56, was a French Market Sales Manager when he joined Inter Parfums, S.A. in 1989 and has been the Director of the French Market Sales for Inter Parfums, S.A. since 1999. Prior to 1989 Mr. Ayer spent 13 years as a brand representative for L'Oréal.

Axel Marot

    Axel Marot, age 32, was the Supply Chain Manager when he joined Inter Parfums, S.A. in 2003 and has been the Director of Operations for Inter Parfums, S.A. since January 2005. Prior to joining Inter Parfums, S.A., Mr. Marot was a Supply Chain Manager for Nestlé.

Section 16(a) Beneficial Ownership Reporting Compliance

    Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Executive Compensation

    The following table sets forth a summary of all compensation awarded to, earned by or paid to, our Chief Executive Officer and each of the four most highly compensated executive officers of our Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002. All amounts paid in euros have been converted to US dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE

                                                                      Annual Compensation                                       Long Term Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation
Jean Madar, Chairman of the Board, Chief Executive Officer of Inter Parfums, Inc. and Director General of Inter Parfums, S.A.	2004 2003 2002	330,000 330,000 330,000	0 191,000 200,000	1,291,030[1] 906,117[2] 703,032[3]	50,000 50,000 50,000	-0- -0- -0-
Philippe Benacin, President of Inter Parfums, Inc. and President of Inter Parfums, S.A.	2004 2003 2002	210,000 160,433 128,250	111,250 100,837 78,850	1,697,412[4] 1,277,436[5] 1,075,075[6]	50,000 50,000 50,000	-0- -0- -0-
Russell Greenberg, Executive Vice President and Chief Financial Officer	2004 2003 2002	315,000 295,000 275,000	30,000 23,000 58,000	222,055[7] 116,217[8] 135,268[9]	25,000 18,000 18,000	-0- -0- -0-
Wayne C. Hamerling, Executive Vice President	2004 2003 2002	243,120 228,120 196,120	15,000 25,000 15,000	334,994[10] 86,571[11] 256,389[12]	18,000 18,000 18,000	-0- -0- -0-
Frédéric Garcia-Pelayo, Director Export Sales, Inter Parfums, S.A.	2004 2003 2002	149,000 109,448 90,013	136,000 101,970 59,693	624,775[13] 162,000[14] 113,700[15]	-0- -0- -0-	-0- -0- -0-
[Footnotes to Table]
__________________________________

1 Consists of $670,285 realized upon the exercise of options, and $620,745 realized on the exercise of options of Inter Parfums, S.A.
2 Consists of $678,648 realized upon the exercise of options, and $227,469 realized on the exercise of options of Inter Parfums, S.A.
3 Consists of $703,032 realized upon exercise of options.
4 Consists of lodging expenses of $48,000, $16,250 for automobile expenses, $1,000,302 realized upon the exercise of options, and $632,860 realized upon exercise of options of Inter Parfums, S.A.
5 Consists of lodging expenses of $35,000, $15,000 for automobile expenses, $999,967 realized upon the exercise of options, and $227,469 realized on the exercise of options of Inter Parfums, S.A.
6 Consists of lodging expenses of $35,000, $15,000 for automobile expenses and $1,025,075 realized upon exercise of options.
7 Consists of $2,214 for automobile expenses and $183,935 realized upon exercise of options and $35,906 realized on the exercise of options of Inter Parfums, S.A.
8 Consists of $2,214 for automobile expenses and $87,600 realized upon exercise of options, and $26,403 realized on the exercise of options of Inter Parfums, S.A..
9 Consists of $2,214 for automobile expenses and $133,054 realized upon the exercise of options.
10 Consists of selling commissions of $75,956 and non cash compensation of $4,500 equal to the value of personal use of a Company leased automobile; and $254,538 realized upon the exercise of options.
11 Consists of selling commissions of $82,071 and non cash compensation of $4,500 equal to the value of personal use of a Company leased automobile.
12 Consists of selling commissions of $75,950 and non cash compensation of $4,500 equal to the value of personal use of a Company leased automobile; and $175,949 realized upon the exercise of options.
13 Consists of $24,000 from profit sharing plan of Inter Parfums, S.A. and $600,775 realized on the exercise of options of Inter Parfums, S.A.
14 Consists of $17,562 from profit sharing plan of Inter Parfums, S.A. and $144,458 realized on the exercise of options of Inter Parfums, S.A.
15 Consists of $13,265 from profit sharing plan of Inter Parfums, S.A. and $100,435 realized on the exercise of options of Inter Parfums, S.A.

    The following table sets forth certain information relating to stock option grants during 2004 to our Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during 2004:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individualized Grants	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Five (5%) Percent ($)	Ten (10%) Percent ($)
Jean Madar	50,000	23.0	15.39	12/09/09	212,599	469,787
Philippe Benacin	50,000	23.0	15.39	12/09/09	212,599	469,787
Russell Greenberg	25,000	11.5	15.39	12/09/09	106,299	234,894
Wayne Hamerling	18,000	8.3	15.39	12/09/09	76,536	169,123
Frédéric Garcia-Pelayo	-0-	-0-	15.39	12/09/09	-0-	-0-

    The following table sets forth certain information relating to option exercises effected during 2004, and the value of options held as of December 31, 2004 by each of our Chief Executive Officer and the four most highly compensated executive officers of our Company whose compensation exceeded $100,000 per annum for services rendered in all capacities to our Company and its subsidiaries during 2004:

AGGREGATE OPTION/SAR EXERCISES FOR 2004
AND YEAR END OPTION VALUES

			Number of Unexercised Options at December 31, 2004(#)	Value[1] of Unexercised In-the-Money Options at December 31, 2004($)
Name	Shares Acquired on Exercise	Value ($) Realized[2]	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Jean Madar[3]	65,400	670,285	711,350/-0-	7,648,932/-0-
Philippe Benacin[3]	97,600	1,302,000	626,850/-0-	6,521,326/-0-
Russell Greenberg	15,000	183,935	113,750/-0-	718,879/-0-
Wayne C. Hamerling	21,750	254,538	100,000/-0-	625,234/-0-
Frédéric Garcia-Pelayo	-0-	-0-	-0-/-0-	-0-/-0-

1 Total value of unexercised options is based upon the fair market value of the common stock as reported by the Nasdaq Stock Market of $15.90 on December 31, 2004.
2 Value realized in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option, or the fair market value of the net amount of shares received upon exercise of options.
3 In October 2004, both the Chief Executive Officer and the President exercised an aggregate of 65,400 and 97,600 outstanding stock options, respectively, of the Company's common stock. The exercise prices of $167,000 for the Chief Executive Officer and $249,000 for the President were paid by each of them tendering to the Company 13,055 and 19,482 shares, respectively, of the Company's common stock, previously owned by them, valued at $12.805 per share, the fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from our treasury stock. In addition, the Chief Executive Officer tendered an additional 14,395 shares for payment of withholding taxes resulting from his option exercise. As a result of this transaction, the Company expects to receive a tax benefit of approximately $600,000, which will be reflected as an increase to additional paid in capital in the Company's consolidated financial statements for the year ended December 31, 2004.

Employment Agreements

    As part of our acquisition in 1991 of the controlling interest in Inter Parfums, S.A., now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. Mr. Benacin presently receives an annual salary of 135,000 Euros, which is approximately US$170,000, together with annual lodging expenses of approximately $35,000 and automobile expenses of approximately $15,000, which are subject to increase in the discretion of the Board of Directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

    In February 2005 we entered into an employment agreement with Marcella Cacci to act as the President of Burberry Fragrances, a division of Inter Parfums, S.A. for a three-year period. Her salary is $400,000, which is subject to adjustment for currency fluctuations under certain circumstances. She is also entitled to annual bonuses of $125,000 if Burberry Fragrances reaches certain sales targets, and another $125,000 if Burberry Fragrances achieves a specified target based upon earnings of Burberry Fragrances before interest and taxes.

    Ms. Cacci is also to receive the following benefits:

  Stock Options: Options to purchase 20,000 ordinary shares of Inter Parfums S.A.'s common stock at a purchase price equal to the fair market value of the shares at the time of the grant, vesting 1/3 each year for three years.
  One Time Issuance of Restricted Shares: Issuance of 5,000 ordinary shares of Inter Parfums S.A. vesting 1/3 each year for three years. Generally, upon termination of the employment agreement by us without cause, we are obligated to pay Ms. Cacci 0.75 times her annual salary and benefits, and if an annual bonus was earned for the prior calendar year, then we are obligated to make a lump sum payment equal to 0.75 times such annual bonus. In addition, all vesting restrictions on the option grant and restricted shares shall lapse. If Ms. Cacci terminates the employment agreement without cause, then we are obligated to pay her salary and benefits equal to the lesser of a 9 month period, or the number of months she worked, together with a pro-rated annual bonus, if earned, for the calendar year in which the date of termination occurs based on the number of days she was employed during such calendar year. However, upon such termination, all unvested options, except to the extent previously exercised, are terminated and all restricted shares to the extent not vested are canceled.
Compensation of Directors

    All nonemployee directors receive $1,000 for each board meeting at which they participate. Mr. Caccamo's board fees are paid to his law firm. In addition, all members of the Audit Committee receive an additional $2,000 on January 1 of each year in which they serve on the Audit Committee.

    In March 1997 our Board of Directors adopted our 1997 Nonemployee Stock Option Plan. This plan was approved by our stockholders at the annual meeting of shareholders held in July 1997. The purpose of this plan is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our Company.

    Our 1997 Nonemployee Stock Option Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 25,000 shares of common stock. Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares annually. Options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.In December 2000 our Board of Directors adopted our 2000 Nonemployee Stock Option Plan, as substantially all of the shares reserved under our 1997 Nonemployee Stock Option Plan had been allocated to outstanding options. This plan was approved by our stockholders at the annual meeting of shareholders held in July 2001. The purpose of this plan is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our Company.

    Our 2000 Nonemployee Stock Option Plan provides for the grant of nonqualified stock options to nonemployee directors to purchase an aggregate of 30,000 shares of common stock. Options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date except for Joseph A. Caccamo, who is granted options to purchase 4,000 shares annually. Options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

    On 1 February 2005, options to purchase 1,000 shares were granted to each of Francois Heilbronn, Jean Levy, Robert Bensoussan-Torres, Daniel Piette, Jean Cailliau and Serge Rosinoer and an option to purchase 4,000 shares was granted to Joseph A. Caccamo at the exercise price of $15.20 per share under the 2000 plan. The options held by Mr. Caccamo are held as nominee for his present law firm.

Equity Compensation Plan Information

    The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,842,675	7.51	1,175,804
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	1,842,675	7.51	1,175,804

Compensation Committee Interlocks and Insider Participation

    The Executive Compensation Committee oversees the compensation of the Company's executives and administers the Company's stock option plans. The members of such committee are Messrs. Heilbronn, Levy and Piette.

    During 2004, the Executive Compensation and Stock Option Committee took action four times by the execution of written consents in lieu of meetings.

    The following persons participated in discussions concerning executive compensation during 2004, with generally the Chairman of the Board taking the initiative and recommending executive compensation levels for executives in the United States, and Mr. Benacin for executive compensation levels for executives in Paris: Jean Madar, the Chairman of our board of directors and Chief Executive Officer; Philippe Benacin, a Director, President, and President of Inter Parfums, S.A., a subsidiary of the company; Russell Greenberg, an Executive Vice President, Chief Financial Officer and a Director; and Jean Levy, Francois Heilbronn and Daniel Piette, the present members of the Executive Compensation Committee.

Report on Executive Compensation

General

    The following sets forth information regarding compensation and benefits provided to our Chief Executive Officer and to each of the four most highly compensated executive officers, other than the chief executive officer, whose annual base salary and bonus compensation was in excess of $100,000. The executive officers being discussed for 2004 are: Jean Madar (the Chief Executive Officer), Philippe Benacin, Russell Greenberg, Wayne C. Hamerling and Frédéric Garcia-Pelayo.

    Executive compensation packages generally include a base salary, annual incentives tied to individual performance and long-term incentives tied to our operating performance. In addition, we provide a comprehensive medical insurance plan. Generally, our executive officers have their compensation reviewed annually.

Base Salary

    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

    For 2004, upon recommendation of our Chief Executive Officer, the Executive Compensation and Stock Option Committee determined that the following executives were to receive increases in their base salaries: Mr. Greenberg's base salary was increased by $20,000 from $295,000 to $315,000, and Mr. Hamerling's base salary was increased by $15,000 from $228,120 to $243,120.

    Upon the recommendation of Mr. Benacin, the base salary of Mr. Frédéric Garcia-Pelayo was increased from 96,600 Euros in 2003 to 120,000 Euros in 2004, a 24% increase, in recognition of his work with Burberry Fragrances. Mr. Garcia-Pelayo's base compensation is paid to him in Euros by our French operating subsidiary.

    Mr. Benacin, the President of Inter Parfums Holding S.A., the company's direct French subsidiary, and President of Inter Parfums, S.A., the company's indirect, operating French subsidiary, is also the President of the company. Mr. Benacin's base compensation is paid to him in Euros by the company's French operating subsidiary, and his base salary was increased to 156,000 Euros in 2004 from 141,000 Euros in 2003.

    Mr. Madar, the Chief Executive Officer, did not have his base salary increased for 2004.

    After a thorough review, the Chairman of the Board determined that the base salaries paid to such executives were fair in the view of their responsibilities, length of service with us, performance and compensation levels to peers, as to which the Executive Compensation and Stock Option Committee concurs.

Bonus Compensation

    As the result of their efforts in increasing the profitability of our company, bonuses were awarded as follows. For Paris operations, Mr. Benacin received a cash bonus of $111,250 and Mr. Garcia-Pelayo received a cash bonus of $136,000. For Unites States operations, Mr. Greenberg received a cash bonus of $30,000, and Mr. Hamerling received a cash bonus of $15,000. Mr. Madar (our Chief Executive Officer) did not receive any cash bonus.

Annual Incentives

    As stated above, for 2004, Mr. Madar (our Chief Executive Officer) did not receive a cash bonus due to the decline in after tax profit of our United States operations. However, the Executive Compensation Committee has determined to use the same after tax profit target for our company's United States operations that will be used to calculate Mr. Madar's bonus for 2005.

    Mr. Hamerling has his annual incentives tied to sales, which is directly related to the efficacy and productivity of his area of responsibility, United States based wholesale sales for Mr. Hamerling. The predicate for the determination and payment of selling commissions to Mr. Hamerling was determined in accordance with internal sales and budget projections. In 2004, Mr. Hamerling received $75,956 in sales commissions.

Long Term Incentives

The long-term incentives are geared towards linking benefits to corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant, and terminate on or shortly after severance of the executive's relationship with us. Unless the market price of our common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the extra incentive to increase individual performance with the ultimate goal of increased our overall performance. We believe that enhanced executive incentives which result in increased corporate performance tend to build company loyalty.

    During 2004, upon the recommendation of the company's Chief Executive Officer, the Executive Compensation and Stock Option Committee granted options to purchase 50,000 to each of Jean Madar and Philippe Benacin, 25,000 shares to Mr. Greenberg and 18,000 shares to Hamerling, at the fair market value on the date of grant. The grants to Messrs. Madar, Benacin and Hamerling were commensurate with the option grants made for 2003, 2002 and 2001, while the option grant to Mr. Greenberg was increased from his 2003 option grant of 18,000 shares.

    The aggregate "potential unrealized value" of such options for each of Messrs. Madar and Benacin ranges from $212,599 to $467,787, for Mr. Greenberg from $106,629 to $253,301 and Hamerling from $76,536 to $169,123, calculated in accordance with the rules of the Securities and Exchange Commission. In addition, during 2004 Mr. Madar realized $670,285 upon the exercise of outstanding stock options of our company, as well as $620,745 realized on the exercise of outstanding stock options of Inter Parfums, S.A. Likewise, Mr. Benacin realized $1,000,302 upon the exercise of outstanding stock options of our company, as well as $632,860 realized on the exercise of outstanding stock options of Inter Parfums, S.A. Mr. Garcia-Pelayo realized $600,755 upon the exercise of outstanding stock options of Inter Parfums, S.A., and Mr. Greenberg realized $183,935 upon the exercise of outstanding stock options of our company, as well as $35,906 realized on the exercise of outstanding stock options of Inter Parfums, S.A. The actual compensation realized as the result of the exercise of prior outstanding options, as well as the future potential of such rewards, are powerful incentives for increased individual performance, and ultimately increased company performance. In view of the fact that these executive officers contribute significantly to our profitable operations, the Executive Compensation and Stock Option Committee believes these incentives to be fair to these executive officers and to our shareholders.

Conclusion

    The Executive Compensation and Stock Option Committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives to achieve a high rate of growth and profitability, which management believes will result in a substantial increase in value to our shareholders.

Francois Heilbronn Jean Levy and Daniel Piette

Performance Graph

    The following graph compares the performance for the periods indicated in the graph of the our common stock with the performance of the Nasdaq Market Index and the average performance of a group of the company's peer corporations consisting of: Alberto-Culver, Avon Products Inc., Blyth Inc., CCA Industries, Inc., China Digital Media Corp., Colgate-Palmolive Co., Del Laboratories Inc., China Technology Global, DSG International Ltd., Elizabeth Arden, Inc., Estee Lauder Cosmetics, Inc., Female Health Co., Fragrancenet.com, Gillette company, Global Digital Solutions, Human Pheromone Sciences, Hydron Technologies Inc., Inter Parfums, Inc., Lee Pharmaceuticals, Nutracea, Inc., Oralabs Holding Corp., Parlux Fragrances Inc., Pingchuan Pharmaceutical, Playtex Products, Inc., Revlon, Inc., Salestactix Inc., Scott's Liquid Gold, Secured Financial Network, Skinvisible Inc. Spectrum Brands, Inc., The Stephan Company, Tendercare International Inc., United Guardian, Inc., Xynergy Corp,. and Yankee Candle Co., Inc. The graph assumes that the value of the investment in the our common stock and each index was $100 at the beginning of the period indicated in the graph, and that all dividends were reinvested.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG INTER PARFUMS, INC., NASDAQ MARKET INDEX AND HEMSCOTT GROUP INDEX
	1999	2000	2001	2002	2003	2004
INTER PARFUMS, INC.	100.00	141.06	177.69	184.93	544.04	385.64
HEMSCOTT GROUP INDEX	100.00	97.24	91.02	87.12	103.01	119.32
NASDAQ MARKET INDEX	100.00	62.85	50.10	34.95	52.55	56.97
ASSUMES $100 INVESTED ON JAN. 1, 2000 ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING DEC. 31, 2004

Certain Transactions

Transactions with French Subsidiaries

    In connection with the acquisitions by our subsidiary, Inter Parfums, S.A., of the world-wide rights under the Burberry license agreement and the Paul Smith license agreement, we guaranteed the obligations of Inter Parfums, S.A. under the Burberry and Paul Smith license agreements. In addition, Inter Parfums, S.A. has agreed to reimburse us for all of our obligations that we incur under employment agreement with Marcella Cacci.

Option Exercise Paid With Tender of Shares

    In October 2004, both the Chief Executive Officer and the President exercised an aggregate of 65,400 and 97,600 outstanding stock options, respectively, of the Company's common stock. The exercise prices of $167,000 for the Chief Executive Officer and $249,000 for the President were paid by each of them tendering to the Company 13,055 and 19,482 shares, respectively, of the Company's common stock, previously owned by them, valued at $12.805 per share, the fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from our treasury stock. In addition, the Chief Executive Officer tendered an additional 14,395 shares for payment of withholding taxes resulting from his option exercise. As a result of this transaction, the Company expects to receive a tax benefit of approximately $600,000, which has been reflected as an increase to additional paid in capital in the Company's consolidated financial statements for the year ended December 31, 2004.

    In February 2005, both the Chief Executive Officer and the President exercised an aggregate of 511,350 and 426,850 outstanding stock options, respectively, of the Company's common stock. The exercise prices of $1,307,000 for the Chief Executive Officer and $1,091,000 for the President were paid by each of them tendering to the Company 90,513 and 75,556 shares, respectively, of the Company's common stock, previously owned by them, valued at $14.44 per share, the fair market value on the date of exercise. All shares issued pursuant to these option exercises were issued from our treasury stock. In addition, the Chief Executive Officer tendered an additional 10,388 shares for partial payment of withholding taxes resulting from his option exercise. As a result of this transaction, the Company expects to receive a tax benefit of approximately $600,000, which will be reflected as an increase to additional paid in capital in the Company's consolidated financial statements for the year ended December 31, 2005.

Remuneration of Counsel

    Joseph A. Caccamo, a director, is a senior attorney at the law firm of Becker & Poliakoff, P.A., our general counsel. In 2004, Becker & Poliakoff, P.A. received an aggregate of $246,692 for its services. Such amount consists of $113,391 for legal fees and reimbursement of disbursements incurred on our behalf, $58,103 paid by Inter Parfums, S.A. in connection with representation in the Burberry license matter and $75,198 realized upon exercise of options.

    On 1 February 2005 in accordance with the terms of our 2000 Nonemployee Stock Option Plan, Mr. Caccamo was granted an option with a term of five years to purchase 4,000 shares at $15.20 per share, the fair market value at the time of grant. He holds this option as nominee for his firm.

Sale of Goods to Related Party

    The wife of the Chief Executive Officer owns and operates a Diane von Furstenberg retail store in Paris, with Diane von Furstenberg as a partner. Inter Parfums USA, LLC is the fragrance and cosmetic licensee of Diane von Furstenberg, and Inter Parfums Inc. is the guarantor of such license. The retail outlet opened in July 2004 and purchased an immaterial amount of DVF fragrances and cosmetics from Inter Parfums USA, LLC. All sales are recorded as arms' length transactions.

Transactions with LVMH Moët Hennessy Louis Vuitton S.A.

    Acquisition of Common Stock and Shareholders' Agreement

    In November 1999, LV Capital, USA Inc. ("LV Capital"), a wholly-owned subsidiary of LVMH Moët Hennessy Louis Vuitton S.A., purchased shares of our common stock from management and employees. As of the date of this report, it beneficially owns approximately 18% of our outstanding common stock. Further, in return for LV Capital becoming our strategic partner, LV Capital was granted the right to buy additional shares in order to maintain its percentage ownership upon issuance of shares to third parties, subject to certain exceptions, and was granted demand registrations rights for all of its shares. In addition, LV Capital has agreed to a standstill agreement, which limits the amount of shares of common stock that LV Capital can hold to twenty-five percent (25%) of our outstanding shares.

    Céline

    In May 2000 we entered into an exclusive worldwide license agreement with Céline, S.A., a division of LVMH Moët Hennessy Louis Vuitton S.A., for the development, manufacturing and distribution of prestige fragrance lines under the Céline brand name. The term of the License Agreement is for eleven (11) years, beginning as of 1 January 2001, with an optional five (5) year renewal term, which is subject to certain minimum sales requirements, advertising expenditures and royalty payments as are customary in our industry.

    Christian Lacroix

    In March 1999, we entered into an exclusive license agreement with the Christian Lacroix Company, formerly a division of LVMH Moët Hennessy Louis Vuitton S.A., for the worldwide development, manufacture and distribution of perfumes. The license agreement has an 11 year term, and is subject to certain minimum sales requirements, advertising expenditures and royalty payments as are customary in our industry.

AUDIT COMMITTEE REPORT

    Our Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent registered public accounting firm that we employ, which prepare or issue an audit report for us. During 2004, the Audit Committee consisted of Messrs. Heilbronn, Levy and Bensoussan-Torres, and all of the members of the Audit Committee are independent in accordance with the existing Nasdaq listing standards.

    The Audit Committee does not have a member who is an "Audit Committee Financial Expert" as such term is defined under the applicable rules and regulations. However, as the result of the background, education and experience of the members of the Audit Committee, our board of directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

    Management is responsible for our company's internal controls and our financial reporting process. The independent registered public accounting firm we employ, Mazars, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon, as well as, issuing its report on its audit of our management's assessment of our internal control over financial reporting.. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, Mazars LLP discussed with the Audit Committee the results of its audit on management's assessment of internal controls over financial reporting. The Audit Committee also discussed with Mazars LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees)

    Mazars LLP also provided to the Audit Committee the written disclosures required by Independence Standards board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with Mazars LLP that firm's independence.

    Based upon the Audit Committee's discussions with management and Mazars LLP and the Audit Committee's review of the representations of management and the report of Mazars LLP to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

    In late November 2004, the Securities and Exchange Commission issued an exemptive order for certain eligible companies, which provided for a 45 day extension for the filing of management's annual report on internal control over financial reporting and the independent registered public accountants' attestations. We elected to utilize this extension period, and prepared our amended Annual Report on Form 10-K/A to comply with such reporting requirements. Further, in our amended Annual Report on Form 10-K/A our company reclassified investments in auction rate securities that were previously classified as cash and cash equivalents in the consolidated balance sheets as of December 31, 2004 and 2003 to short-term investments. The consolidated statements of cash flows for the years ended December 31, 2004, 2003 and 2002 were adjusted to reflect the impact of the reclassification. In addition, our company also made conforming changes in the notes to the consolidated financial statements and Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, to take into account such reclassification, and have corrected some other non-material items.

    Based upon the Audit Committee's discussions with management and Mazars LLP and the Audit Committee's review of the representations of management and the report of Mazars LLP to the Audit Committee, the Audit Committee recommended that our board of directors include management's report on internal control over financial reporting and the attestation report of Mazars LLP in our amended Annual Report on Form 10-K/A, as well as the reclassification, conforming changes and other non-material corrections as stated above.

Francois Heilbronn, Chairman Jean Levy Robert Bensoussan-Torres

INDEPENDENT ACCOUNTANTS

General

    We are not submitting the selection of auditors to a vote of our shareholders' as shareholder approval is not required under Delaware law. A representative of Mazars LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

Change of Accountants

    Eisner LLP was previously our principal accountants. On January 7, 2004, that firm was dismissed as our principal accountants and KPMG LLP was engaged as principal accountants. The decision to change accountants was approved by our audit committee.

    In connection with the audits of each of the two fiscal years ended December 31, 2001 and December 31, 2002, and the interim period through January 7, 2004, the date of dismissal, there were no disagreements with Eisner LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit reports of Eisner LLP on the consolidated financial statements of Inter Parfums, Inc. and subsidiaries as of and for the years ended December 31, 2001 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Eisner LLP did make reference in their reports to other auditors who audited the financial statements of our consolidated foreign subsidiaries. During the two fiscal years ended December 31, 2002, and the interim period through January 7, 2004, the date of engagement, we did not consult with or engage KPMG LLP regarding the application of generally accepted accounting principles to a specific transaction or the type of audit opinion that might be rendered on our consolidated financial statements. KPMG SA, an affiliate of KPMG LLP, has been engaged as the audit firm for our French subsidiaries for each of the three fiscal years ended December 31, 2001, 2002 and 2003. On September 13, 2004 KPMG LLP, which was previously the principal accountants for Inter Parfums, Inc., resigned as the principal accountants. This decision to change accountants was communicated to the audit committee of Inter Parfums, Inc. In connection with the audit of fiscal year ended December 31, 2003, and the subsequent interim period through September 13, 2004, there were no reportable events and there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit report of KPMG LLP on the consolidated financial statements of Inter Parfums, Inc. and subsidiaries as of and for the year ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of Inter Parfums, Inc. The decision to engage Mazars LLP was approved by our audit committee. During the two fiscal years ended December 31, 2003 and the subsequent interim period through the date of engagement, we did not consult with or engage Mazars LLP regarding the application of generally accepted accounting principles to a specific transaction or the type of audit opinion that might be rendered on our consolidated financial statements.

Fees

    The following sets forth the fees billed to us by each of such accounting firms, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2003 and December 31, 2004.

    Audit Fees

    For year 2003, the fees billed by Eisner LLP and KPMG LLP for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $15,000 by Eisner LLP and $286,000 by KPMG LLP and KPMG S.A.. For year 2004, the fees billed by KPMG LLP and KPMG S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $317,000, and the fees billed by Mazars LLP and its affiliate, Mazars S.A., for review of the financial statements contained in our Quarterly Reports on Form 10-Q were $186,500. Audit fees for Mazars LLP and its affiliate, Mazars S.A., for 2004 are expected to be approximately $270,000.

    Audit-Related Fees

    For year 2003, the fees billed by KPMG S.A. for services that would be classified as audit-related were $61,000. In addition, for year 2003 the services performed for audit related fees for Fiscal 2003 were accounting and reporting consultations relating to Inter Parfums, S.A. dealing its it own shares, as is permissible under French law; treatment of a potential trademark acquisition; international financial reporting standards conversion; fraud risks; attestation services for warehouse services; and compliance with French securities laws.

    For year 2004, no audit related fees were paid to KPMG LLP or Mazars LLP.

    Tax Fees

    For year 2003, Eisner LLP billed us $17,000 for tax preparation and tax consulting services. Neither KPMG LLP nor Mazars LLP billed us for tax services during 2004.

    All Other Fees

    For year 2003, Eisner LLP billed us $5,500, which relates to various tax matters.

    For year 2003, KPMG S.A. billed us $13,000 to provide tax consultation and advice with respect to repatriation of earnings of our Company's French subsidiaries to us in the United States.

    Neither KPMG LLP nor Mazars LLP billed us for tax services during 2004.

Audit Committee Pre Approval Policies and Procedures

    The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent accountants, who prepare or issue an audit report for us.

    During the second quarter of 2004, the audit committee authorized the following non-audit services to be performed by our then auditors, KPMG LLP and KPMG SA:

    We were authorized to retain each of KPMG LLP and KPMG SA in order to perform such review as may be necessary in order to provide their required consents in the Registration Statement on Form S-8 to incorporate by reference their reports on the audit of our financial statements which are included in the Annual Report on Form 10-K for the year ended December 31, 2003. Fees for such services are to be subject to the approval of the Audit Committee.

  We were authorized to retain each of KPMG LLP and KPMG SA in order to provide tax consultation in the ordinary course of for fiscal year ending December 31, 2004.
  We were authorized to retain each of KPMG LLP and KPMG SA in order to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, up a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2004. Approval of the audit committee is required for any further tax services.
  If we require other services by KPMG LLP and KPMG SA on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.
    As discussed above, on September 13, 2004 KPMG LLP, which was previously the principal accountants for Inter Parfums, Inc., resigned as the principal accountants. This decision to change accountants was communicated to the audit committee of Inter Parfums, Inc. On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of Inter Parfums, Inc. The decision to engage Mazars LLP was approved by our audit committee.

    During the third quarter of 2004, the audit committee authorized the following non-audit services to be performed by our auditors.

  We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2004.
  We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2004. If we require further tax services from Mazars LLP, then the approval of the audit committee must be obtained.
  If we require other services by Mazars LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.
  None of the non-audit services of either of the Company's auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SHAREHOLDERS' PROPOSALS

    Proposals of shareholders intended to be presented at the 2006 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by March 22, 2006, in order to be considered for inclusion in our proxy statement relating to that meeting.

    If a shareholder intends to make a proposal at the 2006 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at our principal executive not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between April 21, 2006 and May 21, 2006; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our board of directors

Michelle Habert, Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

July 20, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

INTER PARFUMS, INC.

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Madar and Philippe Benacin as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on June 15, 2005 at the Annual Meeting of stockholders to be held at 551 Fifth Avenue, New York, New York 10176, July 20, 2005 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

(Continued and to be signed on reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [_X_]
1. Election of Directors [____] FOR ALL NOMINEES [____] WITHHOLD AUTHORITY FOR ALL NOMINEES [____] FOR ALL EXCEPT (See instructions below)	NOMINEES: Jean Madar Philippe Benacin Russell Greenberg Francois Heilbronn Joseph A. Caccamo Jean Levy	Robert Bensoussan-Torres Daniel Piette Jean Cailliau Philippe Santi Serge Rosinoer

All properly executed proxies will be voted at the Annual Meeting in accordance with the instructions marked thereon. Unless instructions to the contrary are indicated, proxies will be voted FOR the election of eleven (11) directors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee name(s) below:

_________________________________________

__________________________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [_]
Signature of Stockholder ____________________ Date: ________________			Signature of Stockholder _____________________ Date: ___________

Note: Please sign exactly as your name or names appear on this Proxy.When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.